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                                                                     EXHIBIT (i)

                               FAEGRE & BENSON LLP
                       90 SOUTH SEVENTH STREET, SUITE 2200
                          MINNEAPOLIS, MINNESOTA 55402

Great Hall Investment Funds, Inc.
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form N-1A (File Nos:
33-41395 and 811-6340) (the "Registration Statement") which you have filed with the Securities and Exchange Commission for the purposes of registering Great Hall Investment Funds, Inc. (the "Company") as an open-end management investment company pursuant to the Investment Company Act of 1940, as amended, and of registering for sale by the Company an indefinite number of the Company's common shares, par value $.01 per share, pursuant to the Securities Act of 1933, as amended. This opinion relates solely to the Company's Series A Common Shares, Series A, Class 2 Common Shares, Series B Common Shares, Series B, Class 2 Common Shares, and Series C Common Shares, Series C, Class 2 Common Shares, Series F Common Shares and Series G Common Shares (collectively, the "Shares").

         We are familiar with the proceedings to date with respect to the proposed sale by the Company of the Shares, and have examined such records, documents and matters of law, and have satisfied ourselves as to such matters of fact, as we consider relevant for the purposes of this opinion.

         We are of the opinion that:

              (a) The Company is a legally organized corporation under
                  Minnesota law; and

              (b) The Shares to be sold by the Company will be legally issued, fully paid and nonassessable, if and when issued and sold upon the terms and in the manner set forth in the Registration Statement.

         We consent to the reference to this firm under the caption "Counsel and Auditors" in the Statement of Additional Information contained in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

Dated:  May 31, 2001

                                                     Very truly yours,

                                                     /s/  Faegre & Benson LLP

                                                     Faegre & Benson LLP